Exhibit 10.2

EXECUTION

AMENDMENT NO. 11

TO MASTER REPURCHASE AGREEMENT

Amendment No. 11 to Master Repurchase Agreement, dated as of May 23, 2017 (this “Amendment”), by and among Bank of America, N.A. (“Buyer”), PennyMac Loan Services, LLC (“Seller”) and Private National Mortgage Acceptance Company, LLC (the “Guarantor”).

RECITALS

Buyer, Seller and Guarantor are parties to that certain Master Repurchase Agreement, dated as of March 17, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Existing Master Repurchase Agreement”; and as further amended by this Amendment, the “Master Repurchase Agreement”).  The Guarantor is a party to that certain Amended and Restated Guaranty, dated as of August 13, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by Guarantor in favor of Buyer.

Buyer, Seller and Guarantor have agreed, subject to the terms and conditions of this Amendment, that the Existing Master Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Master Repurchase Agreement.  As a condition precedent to amending the Existing Master Repurchase Agreement, Buyer has required Guarantor to ratify and affirm the Guaranty on the date hereof.

Accordingly, Buyer, Seller and Guarantor hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Master Repurchase Agreement is hereby amended as follows:

Section 1.    Definitions.  Section 2 of the Existing Master Repurchase Agreement is hereby amended by:

1.1       deleting the definitions of “Accepted Servicing Practices”, “Aggregate Transaction Limit”, “Committed Amount”,  “Effective Date”, “FHA Loan”, “Over/Under Account Interest Rate”, “RD Loan”, “Reportable Event”, “S&P”, “Uncommitted Amount” and “VA Loan”  in their entirety and replacing them with the following:

 “Accepted Servicing Practices”  means, with respect to any Mortgage Loan, those accepted and prudent mortgage servicing practices and procedures (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and in a manner at least equal in quality to the servicing Seller or Seller’s designee provides to the Mortgage Loans which Seller owns in its own portfolio and consistent with the Underwriting Guidelines.

“Aggregate Transaction Limit”  means the maximum aggregate principal amount of the Transactions (measured by the related outstanding Purchase Price) that may be outstanding at any one time.  The Aggregate Transaction Limit shall be an amount equal to (i) on the Effective Date through and including August 31, 2017, $800,000,000 and (ii) thereafter, $500,000,000, which in each instance shall be equal to the sum of the

Committed Amount and the Uncommitted Amount. In the event Buyer agrees to a Temporary Increase pursuant to Section 3(l) of this Agreement, the Aggregate Transaction Limit shall be increased by the amount of the Temporary Increase until such time as the Temporary Increase terminates.

“Committed Amount” means $225,000,000.

“Effective Date” means May 26, 2017.

“FHA Loan” means a first lien Mortgage Loan which is subject to FHA Mortgage Insurance under a FHA Mortgage Insurance Contract and is so insured, or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, was originated in Strict Compliance with the GNMA Guide, is eligible for inclusion in the GNMA Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the FHA Regulations.

“Over/Under Account Interest Rate”  means, with respect to amounts in the Over/Under Account, provided that Buyer has not declared an Event of Default at any time during any calendar month, monthly interest on the average amounts on deposit in the Over/Under Account during such month (the “Average O/U Balance”) in an amount equal to the sum of the following calculations:

(a) with respect to the portion of the Average O/U Balance that is less than or equal to 25%  of the average aggregate outstanding Purchase Price during such month (the “Applicable Average O/U Balance”), the product of  (a) the Applicable Average O/U Balance, (b) an annual rate equal to (x) the greater of LIBOR or LIBOR Floor plus (y) the Applicable Pricing Rate for Type A Mortgage Loans, and (c) the actual number of days in such calendar month, divided by 365; plus

(b) with respect to the portion (if any) of the Average O/U Balance that exceeds the Applicable Average O/U Balance but is less than the average aggregate outstanding Purchase Price during such month (the “Remaining Applicable Average O/U Balance”), the product of (a) the Remaining Applicable Average O/U Balance, (b)  an annual rate equal to the greater of (x) LIBOR minus 0.25%, or (y) 0%, and (c) the actual number of days in such calendar month, divided by 365.

“RD Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by and eligible to be guaranteed by the RD under a RD Loan Guaranty Agreement, and is so guaranteed pursuant to the provisions of the RD Regulations, and was originated in Strict Compliance with RD Regulations and the GNMA Guide, is eligible for inclusion in the GNMA Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the RD Regulations.

“Reportable Event”  means an event described in Section 4043(c) of ERISA with respect to a Plan as to which the thirty (30) days’ notice requirement has not been waived by the PBGC.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.

“Uncommitted Amount” means (i) on the Effective Date through and including August 31, 2017, $575,000,000 and (ii) thereafter, $275,000,000.

“VA Loan” means a first lien Mortgage Loan which is subject to a guarantee by the VA under a VA Loan Guaranty Agreement, or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, was originated in Strict Compliance with VA Regulations and the GNMA Guide, is eligible for inclusion in the GNMA Program, and unless otherwise agreed to by Buyer in its sole discretion, does not exceed the applicable maximum mortgage limits as set forth in the VA Regulations.

1.2       adding the following definitions in their proper alphabetical order:

“Agency Eligible Escrow Mortgage Loan” means a Conforming Mortgage Loan, FHA Loan, VA Loan or RD Loan in respect of which (i) the full original principal amount of such Mortgage Loan has not been fully advanced or disbursed as of the related origination date, (ii) all subsequent advances or disbursements are made in accordance with the Agency Guides and (iii) has been approved by Buyer in its sole discretion.

“Expiration Date” means May 25, 2018.

“GNMA Program” means the GNMA Mortgage-Backed Securities Programs, as described in the GNMA Guide.

“Servicemen’s Readjustment Act” means the Servicemen’s Readjustment Act of 1944, as amended.

“Strict Compliance” means the compliance of Seller and Mortgage Loans that are intended to be Conforming Mortgage Loans,  FHA Loans, RD Loans or VA Loans with the requirements of the applicable Agency Guide, as applicable and as amended by any agreements between Seller and the applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or Fannie Mae or Freddie Mac to issue and guarantee a Mortgage-Backed Security; provided, that until copies of any such agreements between Seller and Fannie Mae, Freddie Mac or GNMA, as applicable, have been provided to Buyer by Seller and agreed to by Buyer, such agreements shall be deemed, as between Seller and Buyer, not to amend the requirements of the applicable Agency Guide.

“USDA” means the United States Department of Agriculture and any successor thereto.

“USDA Streamline Refinance Mortgage Loan” means a Mortgage Loan originated and underwritten in accordance with the “USDA Streamline Refinance” program and RD Regulations.

“VA Regulations” means regulations promulgated by the U.S. Department of Veterans Affairs pursuant to the Servicemen’s Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to FHA Loans, RD Loans or VA Loans, including related handbooks, circulars and notices.

Section 2.    Covenants.  Section 14 of the Existing Master Repurchase Agreement is hereby amended by deleting subsections (a) and (dd) in their entirety and replacing them with the following:

a.  Adjusted Tangible Net Worth. Seller shall maintain an Adjusted Tangible Net Worth of at least $500,000,000.

dd. Maintenance of Liquidity.  Seller has maintained a Liquidity Amount of not less than $40,000,000.

Section 3.    Events of Default.  Section 15(s) of the Existing Master Repurchase Agreement is hereby amended by deleting such section in its entirety and adding the following:

(s) Settlements.  Seller has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $20,000,000 in the aggregate,  and Buyer has not, within five (5) Business Days following Seller’s entry into such settlement or consent, provided Seller with written notice that such settlement or consent by Seller is acceptable to Buyer.

Section 4.     Reports.  Section 17(a)(9) of the Existing Master Repurchase Agreement is hereby amended by adding the following new subsection:

(k) but in any event, no later than five (5) Business Days from the date Seller enters into any settlement with, or issuance of a consent order by, any Governmental Authority, notice of any such settlement or consent order in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $10,000,000 in the aggregate.

Section 5.    General Interpretive Principals.  Section 39 of the Existing Master Repurchase Agreement is hereby amended by deleting clause (h) in its entirety and replacing it with the following:

h.   all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

Section 6.    Representations and Warranties.  Schedule 1 of the Existing Master Repurchase Agreement is hereby amended by:

4.1 deleting clauses (k), (t), (ff) and (vv) in their entirety and replacing them with the following:

(k)        Full Disbursement of Proceeds.  Except with respect to specific mortgage products agreed upon by Buyer in writing, there is no further requirement for future advances under the Mortgage Loan, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with.  All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.  With respect to any Mortgage Loan, the terms of which require the Seller to make additional advances or disbursements to or on behalf of the Mortgagor named therein after the date of origination, Seller has made all such advances and disbursements in accordance with the terms of the Mortgage and/or the terms and conditions of the related mortgage loan program, and such additional amounts have been advanced or disbursed from Seller’s own funds and not from the funds representing any Purchase Price paid by Buyer to Seller hereunder.

(t)         Occupancy of the Mortgaged Property.  As of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law.  All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.  Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be.  Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate.  With respect to any Mortgage Loan originated with an “owner-occupied” Mortgaged Property, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.    Solely with respect to Jumbo Mortgage Loans and to the best of Seller’s knowledge, the Mortgaged Property is not being used for business purposes, as defined in the Federal Truth-in-Lending Act of 1968, as amended, and Regulation Z thereunder.

(ff)       Construction or Rehabilitation of Mortgaged Property.  No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property, except with respect to specific mortgage products agreed upon by Buyer in writing.

(vv)      Mortgaged Property Undamaged. The Mortgaged Property is in good repair and undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair, except with respect to specific mortgage products agreed upon by Buyer in writing.

Section 7.    Fees and Expenses.  Seller hereby agrees to pay to Buyer, on demand, any and all reasonable out-of-pocket fees, costs and expenses (including reasonable fees and expenses of counsel) incurred by Buyer in connection with the development, preparation and execution of this Amendment, irrespective of whether any transactions hereunder are executed.

Section 8.    Conditions Precedent.  This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1 Delivered Documents.  On the Amendment Effective Date, the Buyer shall have received this Amendment, executed and delivered by a duly authorized officer of Buyer, Seller and Guarantor.

6.2 Facility Fee. Seller shall have paid to Buyer in immediately available funds that portion of the Facility Fee due and payable on the Amendment Effective Date.

Section 9.    Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Master Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

Section 10.  Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

Section 11.  Severability.  Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 12.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 13.  Reaffirmation of Guaranty. The Guarantor hereby (i) agrees that the liability of Guarantor or rights of Buyer under the Guaranty shall not be affected as a result of this Amendment, (ii) ratifies and affirms all of the terms, covenants, conditions and obligations of the Guaranty and (iii) acknowledges and agrees that such Guaranty is and shall continue to be in full force and effect.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BANK OF AMERICA, N.A.,
as Buyer

By:	/s/ Adam Robitshek
Name: Adam Robitshek
Title: Vice President

PENNYMAC LOAN SERVICES, LLC,
as Seller

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

PRIVATE NATIONAL MORTGAGE ACCEPTANCE COMPANY, LLC,
as Guarantor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Managing Director, Treasurer

Signature Page to Amendment No. 11 to Master Repurchase Agreement